Exhibit 99.1

Earnings Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

October 28, 2025	Contact:	Justin Roberts, Investor Relations Jack Isselmann, Media Relations Ph: 503-684-7000

Greenbrier Reports Fourth Quarter and Record Fiscal 2025 Diluted EPS of $6.35

Strong full-year operating cash flow exceeds $265 million

Q4 GAAP Diluted EPS of $1.16 includes $0.10 per share of additional European facility-related rationalization costs

Q4 Core Diluted EPS of $1.26

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2025.

“Fiscal 2025 was a record year for Greenbrier, demonstrating the continued success of our strategy to deliver consistent, high-quality performance,” said Lorie L. Tekorius, CEO and President. “We achieved record earnings and EBITDA, while exceeding our long-term financial targets for aggregate gross margin and return on invested capital. These results reflect disciplined execution and operational excellence. As we enter fiscal 2026, we are navigating the current North American and European freight rail markets with a resilient business model, growing lease fleet, and continued productivity gains. We will continue to focus on operational efficiencies and execution to deliver higher through-cycle profitability and long-term shareholder value across market conditions.”

Fourth Quarter and Full Year Highlights

•

Net earnings attributable to Greenbrier for Q4 of $37 million, or $1.16 per diluted share. Results include $3 million ($0.10 per share), net of tax and non-controlling interest, of expense related to our European facility-related rationalization.

•	Core net earnings attributable to Greenbrier of $40 million or $1.26 per diluted share in Q4.

•

Continuing the European facility rationalization started in Q2, Greenbrier announced the closure of two additional facilities in Q4. Rationalization costs of approximately $6 million included $3 million of Gross margin impact and $3 million of Selling and administrative expense.

•	Annualized savings of $20 million expected from European facility rationalization actions while maintaining consistent production capacity.

•

Fiscal 2025 Net earnings attributable to Greenbrier of $204 million, or $6.35 per diluted share. Results include $8 million, or $0.24 per share, net of tax and non-controlling interest, of European facility-related rationalization.

•	Fiscal 2025 Core net earnings attributable to Greenbrier of $212 million, or $6.59 per diluted share.

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 2

•	Core EBITDA of $115 million, or 15% of revenue in Q4 and a record $512 million, or 16% for fiscal 2025.

•	In fiscal 2025, lease fleet growth of nearly 10%, to 17,000 units, with robust utilization of 98%.

•

In Q4, new railcar orders for 2,400 units valued at more than $300 million and deliveries of 4,900 units, resulting in a new railcar backlog of 16,600 units with an estimated value of $2.2 billion as of August 31, 2025.

•	Repurchase of 10,000 shares for $470,000 in Q4 and 517,000 shares for $22 million in fiscal 2025. $78 million remaining under current share repurchase program.

•	Board approves quarterly dividend of $0.32 per share, payable on December 3, 2025 to shareholders of record as of November 12, 2025, representing Greenbrier’s 46th consecutive quarterly dividend.

Long-Term Financial Target Update

Greenbrier announced long-term financial targets in April 2023 at its first Investor Day. As of August 31, 2025, Greenbrier successfully surpassed two of its three financial targets, with the third target on track, reflecting sustained growth and strategic execution. Detailed progress towards those targets is shown below.

	Starting Point(1)	Target	FY 2025	Commentary
Recurring Revenue(2)	$113M	Double within five years	$169M	Nearly 50% growth; on track to achieve target
Aggregate Gross Margin %	10.7%	Mid-teens by FY26	18.7%	Target achieved – 800 bps improvement
Core Return on Invested Capital (ROIC)(3)	8.3%	10 – 14% by FY26	10.9%	Target achieved – 260 bps improvement

(1)	Last twelve months as of February 28, 2023.
(2)	Leasing & Fleet Management revenue excluding the impact of transactional syndication activity.
(3)	See reconciliations in Supplemental Information.

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 3

Business Update & Outlook

Greenbrier is providing the following guidance for fiscal 2026:

Guidance
Operating Metrics
Deliveries(1)	17,500 – 20,500 units
Revenue	$2.7B - $3.2B
Aggregate Gross Margin %	16.0% - 16.5%
Operating Margin %(2)	9.0% - 9.5%
EPS	$3.75 - $4.75
Capital Expenditures
Manufacturing	$80M
Leasing & Fleet Management	240M
Gross Capital Expenditures	$320M
Equipment Sales Proceeds	115M
Net Capital Expenditures	$205M

(1)	Includes approximately 1,500 units of deliveries associated with Brazil.
(2)	Earnings from operations divided by revenue.

Financial Summary

	Q4 FY25	Q3 FY25	Sequential Comparison – Main Drivers
Revenue	$759.5M	$842.7M	Lower new railcar deliveries
Aggregate Gross margin	$143.8M	$151.5M	Continued strong operating performance offset by lower volume and $2.7 million of European facility-related rationalization costs
Aggregate Gross margin %	18.9%	18.0%
Selling and administrative expense	$70.8M	$65.9M	Includes $3.1 million of European rationalization costs
Earnings from operations	$72.1M	$92.6M	Strong operating performance offset by lower volume, timing of gains from equipment sales and $5.8 million of European rationalization costs
Operating margin %	9.5%	11.0%
Core EBITDA(1)	$114.8M	$128.5M
Effective tax rate	36.4%	22.8%	Geographic mix of earnings and unfavorable discrete items in foreign jurisdictions
Core Net earnings attributable to Greenbrier(1)	$40.2M	$60.1M
Core Diluted EPS(1)	$1.26	$1.86

(1)	See reconciliation in Supplemental Information.

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 4

Segment Summary

	Q4 FY25	Q3 FY25	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$692.3M	$778.2M	Lower new railcar deliveries
Gross margin %	13.6%	13.6%	Continued strong operating performance
Earnings from operations Operating margin % (1)	$59.1M 8.5%	$83.3M 10.7%	Healthy operating performance impacted by $5.8 million of European rationalization costs
Deliveries (units) (2)	4,600	5,200	Lower production rates and timing of syndication activity
Leasing & Fleet Management
Revenue	$67.2M	$64.5M	Fleet growth and syndication product mix
Gross margin %	74.0%	71.2%
Earnings from operations	$43.0M	$45.3M	Timing of gains from equipment sales
Operating margin % (1)	64.0%	70.2%
Owned fleet (units)	17,000	16,800
Fleet utilization	98.2%	98.2%

(1)	See reconciliation in Supplemental Information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter and fiscal 2025 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 28, 2025

•	2:00 p.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International)

•	Entry Number “0854333”

•	Webcast access at http://www.gbrx.com

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 17,000 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	August 31, 2025	May 31, 2025	February 28, 2025	November 30, 2024	August 31, 2024
Assets
Cash and cash equivalents	$306.1	$296.8	$263.5	$300.0	$351.8
Restricted cash	20.3	45.2	38.4	12.9	16.8
Accounts receivable, net	526.4	507.7	535.4	583.0	523.8
Income tax receivable	44.9	33.7	31.5	26.7	45.1
Inventories	688.3	707.6	692.5	753.8	770.9
Leased railcars for syndication	225.9	248.6	260.4	228.1	130.7
Equipment on operating leases, net	1,328.5	1,300.4	1,259.0	1,234.1	1,243.5
Property, plant and equipment, net	726.7	711.7	702.6	695.5	711.7
Investment in unconsolidated affiliates	99.3	95.0	88.2	83.9	87.3
Intangibles and other assets, net	264.2	277.3	268.5	242.1	244.4
Goodwill	130.0	129.2	127.0	127.4	128.5

	$4,360.6	$4,353.2	$4,267.0	$4,287.5	$4,254.5

Liabilities and Equity
Accounts payable and accrued liabilities	$651.7	$696.2	$669.0	$653.1	$731.4
Debt, net
Recourse	771.2	767.3	753.2	868.4	776.9
Non-recourse	979.7	995.4	1,003.7	971.0	978.9

	1,750.9	1,762.7	1,756.9	1,839.4	1,755.8
Deferred income taxes	180.2	151.9	144.4	131.4	130.1
Deferred revenue	44.3	32.5	35.0	45.5	58.9
Contingently redeemable noncontrolling interest	35.8	40.1	41.2	43.1	41.7
Total equity – Greenbrier	1,532.5	1,504.0	1,460.2	1,412.7	1,376.1
Noncontrolling interest	165.2	165.8	160.3	162.3	160.5

Total equity	1,697.7	1,669.8	1,620.5	1,575.0	1,536.6

	$4,360.6	$4,353.2	$4,267.0	$4,287.5	$4,254.5

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Years Ended August 31,
	2025	2024	2023
Revenue
Manufacturing	$2,991.2	$3,312.4	$3,764.1
Leasing & Fleet Management	249.0	232.3	179.9

	3,240.2	3,544.7	3,944.0
Cost of revenue
Manufacturing	2,556.6	2,913.0	3,447.4
Leasing & Fleet Management	76.1	73.2	55.5

	2,632.7	2,986.2	3,502.9
Margin	607.5	558.5	441.1
Selling and administrative expense	263.3	247.1	235.3
Net gain on disposition of equipment	(15.9)	(13.1)	(17.3)
Asset impairment, disposal, and exit costs, net	—	—	46.7

Earnings from operations	360.1	324.5	176.4
Interest and foreign exchange	75.7	100.8	85.4

Earnings before income tax and earnings from unconsolidated affiliates	284.4	223.7	91.0
Income tax expense	(91.4)	(62.0)	(24.6)

Earnings before earnings from unconsolidated affiliates	193.0	161.7	66.4
Earnings from unconsolidated affiliates	20.1	11.0	9.2

Net earnings	213.1	172.7	75.6
Net earnings attributable to noncontrolling interest	(9.0)	(12.6)	(13.1)

Net earnings attributable to Greenbrier	$204.1	$160.1	$62.5

Basic earnings per common share:	$6.55	$5.15	$1.95
Diluted earnings per common share:	$6.35	$4.96	$1.89
Weighted average common shares:
Basic	31,171	31,102	31,983
Diluted	32,139	32,363	33,799
Dividends per common share	$1.24	$1.20	$1.11

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Years Ended August 31,
	2025	2024	2023
Cash flows from operating activities
Net earnings	$213.1	$172.7	$75.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	42.1	16.8	7.2
Depreciation and amortization	121.5	115.6	106.3
Net gain on disposition of equipment	(15.9)	(13.1)	(17.3)
Stock based compensation expense	17.5	17.1	12.1
Noncontrolling interest adjustments	7.6	3.9	8.4
Earnings from unconsolidated affiliates	(20.1)	(11.0)	(9.2)
Other	3.4	3.8	3.7
Decrease (increase) in assets:
Accounts receivable, net	(4.6)	9.2	(14.6)
Income tax receivable	0.2	(2.9)	(2.4)
Inventories	62.0	50.0	(17.2)
Leased railcars for syndication	(107.8)	(5.1)	(123.7)
Other assets	29.6	24.6	(42.4)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(67.0)	(63.5)	16.3
Deferred revenue	(15.9)	11.5	21.7

Net cash provided by operating activities	265.7	329.6	71.2

Cash flows from investing activities
Proceeds from sales of assets	77.3	75.0	78.8
Capital expenditures	(280.4)	(398.3)	(362.1)
Other	—	2.9	3.3

Net cash used in investing activities	(203.1)	(320.4)	(280.0)

Cash flows from financing activities
Net change in debt with maturities of 90 days or less	23.7	(27.8)	29.8
Proceeds from debt with maturities longer than 90 days	97.0	407.2	295.0
Repayments of debt with maturities longer than 90 days	(131.1)	(236.2)	(291.8)
Debt issuance costs	(5.5)	(2.9)	(0.6)
Repurchase of stock, including excise tax	(22.7)	(1.3)	(56.9)
Dividends	(39.6)	(38.4)	(36.1)
Cash distribution to joint venture partner	(17.9)	(9.3)	(13.0)
Tax payments for net share settlement of restricted stock	(5.6)	(5.1)	(2.6)

Net cash provided by (used in) financing activities	(101.7)	86.2	(76.2)

Effect of exchange rate changes	(3.1)	(29.5)	28.6
Increase (decrease) in cash, cash equivalents and restricted cash	(42.2)	65.9	(256.4)
Cash and cash equivalents and restricted cash
Beginning of period	368.6	302.7	559.1

End of period	$326.4	$368.6	$302.7

Balance Sheet Reconciliation
Cash and cash equivalents	$306.1	$351.8	$281.7
Restricted cash	20.3	16.8	21.0

Total Cash and cash equivalents and restricted cash	$326.4	$368.6	$302.7

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING & FLEET MANAGEMENT INFORMATION

(In millions, except owned fleet, unaudited)

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of transactional syndication activity. Investing in leasing assets provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

Key information for the Leasing & Fleet Management segment:

	Three Months Ended		Year Ended
Greenbrier Lease Fleet (Units)(1)	August 31, 2025	May 31, 2025	August 31, 2025
Beginning balance	16,800	16,600	15,500
Railcars added	1,300	1,900	6,500
Railcars sold / scrapped	(1,100)	(1,700)	(5,000)

Ending balance	17,000	16,800	17,000

Year Ended August 31, 2025
Recurring revenue	$168.8

	August 31, 2025	May 31, 2025
Equipment on operating lease, net(2)	$1,328.5	$1,300.4

Non-recourse warehouse	$222.3	$231.4
ABS non-recourse notes	456.2	459.9
Non-recourse term loan	308.2	311.3

Total Leasing non-recourse debt	$986.7	$1,002.6

Fleet leverage %(3)(4)	74%	77%

(1)	Owned fleet includes Leased railcars for syndication
(2)	The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at fair market value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2025 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$820.4	$700.3	$778.2	$692.3	$2,991.2
Leasing & Fleet Management	55.5	61.8	64.5	67.2	249.0

	875.9	762.1	842.7	759.5	3,240.2
Cost of revenue
Manufacturing	680.4	605.4	672.6	598.2	2,556.6
Leasing & Fleet Management	21.9	18.1	18.6	17.5	76.1

	702.3	623.5	691.2	615.7	2,632.7
Margin	173.6	138.6	151.5	143.8	607.5
Selling and administrative expense	62.0	64.6	65.9	70.8	263.3
Net (gain) loss on disposition of equipment	(0.2)	(9.6)	(7.0)	0.9	(15.9)

Earnings from operations	111.8	83.6	92.6	72.1	360.1
Other costs
Interest and foreign exchange	23.4	21.7	13.2	17.4	75.7

Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	79.4	54.7	284.4
Income tax expense	(33.4)	(20.0)	(18.1)	(19.9)	(91.4)

Earnings before earnings from unconsolidated affiliates	55.0	41.9	61.3	34.8	193.0
Earnings from unconsolidated affiliates	4.1	4.3	6.2	5.5	20.1

Net earnings	59.1	46.2	67.5	40.3	213.1
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	(7.4)	(3.5)	(9.0)

Net earnings attributable to Greenbrier	$55.3	$51.9	$60.1	$36.8	$204.1

Basic earnings per common share (1)	$1.77	$1.66	$1.92	$1.19	$6.55
Diluted earnings per common share (1)	$1.72	$1.56	$1.86	$1.16	$6.35
Dividends per common share	$0.30	$0.30	$0.32	$0.32	$1.24

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2024 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$759.7	$811.0	$755.0	$986.7	$3,312.4
Leasing & Fleet Management	49.1	51.7	65.2	66.3	232.3

	808.8	862.7	820.2	1,053.0	3,544.7
Cost of revenue
Manufacturing	672.5	725.4	672.2	842.9	2,913.0
Leasing & Fleet Management	15.0	15.1	24.2	18.9	73.2

	687.5	740.5	696.4	861.8	2,986.2
Margin	121.3	122.2	123.8	191.2	558.5
Selling and administrative expense	56.3	63.6	59.3	67.9	247.1
Net (gain) loss on disposition of equipment	0.1	(4.9)	(7.8)	(0.5)	(13.1)

Earnings from operations	64.9	63.5	72.3	123.8	324.5
Interest and foreign exchange	23.2	24.6	24.7	28.3	100.8

Earnings before income tax and earnings from unconsolidated affiliates	41.7	38.9	47.6	95.5	223.7
Income tax expense	(10.0)	(9.3)	(10.7)	(32.0)	(62.0)

Earnings before earnings from unconsolidated affiliates	31.7	29.6	36.9	63.5	161.7
Earnings from unconsolidated affiliates	1.5	4.0	3.7	1.8	11.0

Net earnings	33.2	33.6	40.6	65.3	172.7
Net earnings attributable to noncontrolling interest	(2.0)	(0.2)	(6.7)	(3.7)	(12.6)

Net earnings attributable to Greenbrier	$31.2	$33.4	$33.9	$61.6	$160.1

Basic earnings per common share (1)	$1.00	$1.08	$1.09	$1.98	$5.15
Diluted earnings per common share (1)	$0.96	$1.03	$1.06	$1.92	$4.96
Dividends per common share	$0.30	$0.30	$0.30	$0.30	$1.20

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended August 31, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$692.3	$27.6	$719.9	$59.1	$3.0	$62.1
Leasing & Fleet Management	67.2	0.2	67.4	43.0	—	43.0
Eliminations	—	(27.8)	(27.8)	—	(3.0)	(3.0)
Corporate	—	—	—	(30.0)	—	(30.0)

	$759.5	$—	$759.5	$72.1	$—	$72.1

Three months ended May 31, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$778.2	$15.2	$793.4	$83.3	$1.5	$84.8
Leasing & Fleet Management	64.5	—	64.5	45.3	—	45.3
Eliminations	—	(15.2)	(15.2)	—	(1.5)	(1.5)
Corporate	—	—	—	(36.0)	—	(36.0)

	$842.7	$—	$842.7	$92.6	$—	$92.6

	Total assets
	August 31, 2025	May 31, 2025
Manufacturing	$2,085.9	$2,071.2
Leasing & Fleet Management	1,858.4	1,858.2
Unallocated, including cash	416.3	423.8

	$4,360.6	$4,353.2

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

	Three Months Ended	Year Ended
	August 31, 2025	August 31, 2025
Backlog Activity (units) (1)
Beginning backlog	18,900	26,700
Orders received	2,400	13,200
Production held on the Balance Sheet	(1,000)	(5,800)
Production sold to third parties	(3,700)	(17,500)

Ending backlog	16,600	16,600

Delivery Information (units) (1)
Direct sales	3,700	17,500
Sale of Leased railcars for syndication	1,200	4,500

Total deliveries	4,900	22,000

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to Core EBITDA

	Three Months Ended		Year Ended
	August 31, 2025	May 31, 2025	August 31, 2025
Net earnings	$40.3	$67.5	$213.1
Interest and foreign exchange	17.4	13.2	75.7
Income tax expense	19.9	18.1	91.4
Depreciation and amortization	31.4	29.7	119.7
Facility-related rationalization costs(1)	5.8	—	12.4

Core EBITDA	$114.8	$128.5	$512.3

(1)	Includes $0.8 million and $1.8 million of Depreciation & amortization for the quarter and year ended August 31, 2025, respectively

Share Calculations for Core diluted earnings per share (in thousands)

	Three Months Ended		Year Ended
	August 31, 2025	May 31, 2025	August 31, 2025
Basic Shares	30,880	31,186	31,171
Dilutive effect of performance awards	981	998	968

Diluted weighted average shares outstanding	31,861	32,184	32,139

Reconciliation of Net earnings attributable to Greenbrier to Core net earnings attributable to Greenbrier

	Three Months Ended		Year Ended
	August 31, 2025	May 31, 2025	August 31, 2025
Net earnings attributable to Greenbrier	$36.8	$60.1	$204.1
Facility-related rationalization costs(1)	3.4	—	7.6

Core net earnings attributable to Greenbrier	$40.2	$60.1	$211.7

(1)	Net of $2.4 million and $4.8 million of tax and non-controlling interest for the quarter and year ended August 31, 2025, respectively

Reconciliation of Diluted earnings per share to Core diluted earnings per share

	Three Months Ended		Year Ended
	August 31, 2025	May 31, 2025	August 31, 2025
Diluted earnings per share	$1.16	$1.86	$6.35
Facility-related rationalization costs	0.10	—	0.24

Core diluted earnings per share	$1.26	$1.86	$6.59

Core Return on Invested Capital (ROIC) Calculation

	Year Ended	Last Twelve Months Ended
	August 31, 2025	February 28, 2023
Earnings from operations	$360.1	$143.6
Earnings from unconsolidated affiliates	20.1	11.5
Facility-related rationalization costs	12.4	—
Asset impairment, disposal, and exit related costs, net	—	25.1

Core net operating profit before tax	392.6	180.2
Cash taxes received (paid)	(48.2)	37.2

Core net operating profit after tax	$344.4	$217.4

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 13

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

	Average Trailing Five Quarters
	August 31, 2025	February 28, 2023
Total funded debt	$1,773.1	$1,560.5
Total Equity	1,660.3	1,448.4
Cash and cash equivalents	303.6	444.5
Minimum operating cash	(40.0)	(40.0)

Cash in excess of $40 million	263.6	404.5

Total invested capital (1)	$3,169.8	$2,604.4

Core ROIC (2)	10.9%	8.3%

(1)	Total invested capital is the sum of Total funded debt and Total Equity less Cash and cash equivalents in excess of $40 million
(2)	Core ROIC is calculated by dividing Adjusted Core net operating profit after tax by Total invested capital

Debt Summary

	August 31, 2025	May 31, 2025
Total Leasing non-recourse debt	$986.7	$1,002.6
Total other debt	777.8	774.5

	1,764.5	1,777.1
Debt discount and issuance costs	(13.6)	(14.4)

Total consolidated debt	$1,750.9	$1,762.7

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Greenbrier Reports Fourth Quarter and 2025 Fiscal Results (Cont.)	Page 14

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affect,” “approximately,” “are,” “backlog,” “believe,” “continue,” “drive,” “estimate,” “grow,” “long-term,” “may,” “ongoing,” “progress,” “recurring,” “result,” “schedule,” “strategy,” “strong,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; geopolitical unrest including the war in Ukraine and conflict in the Middle East. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

Core EBITDA, Core net earnings attributable to Greenbrier, Core diluted earnings per share (EPS), and Core ROIC are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not measures of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Core EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Core EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Core net earnings attributable to Greenbrier and core diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

Core ROIC is calculated by dividing the trailing four quarters of Core net operating profit after tax by the average trailing five quarters of total invested capital. Core net operating profit after tax is defined as Earnings from operations, plus Earnings from unconsolidated affiliates, excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability, less cash paid for income taxes, net. Total invested capital is defined as Debt, net, plus Total equity, less cash in excess of $40 million. We believe Core ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.

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